Exhibit 99.1

Intuitive Machines Reports Third Quarter 2023 Financial Results and
Reaffirms Expected Launch of First Lunar Mission

•Secured multi-day launch window for first lunar mission, beginning January 12, 2024
•Selected by an International Space Agency in November for a $16.8 million contract to provide lunar rover services - the largest international award to date as the Company expands its global partnerships
•Diversified customer base with the first significant Department of Defense, Air Force Research Laboratory (“AFRL”) $9.5 million Joint Energy Technology Supplying On-Orbit Nuclear Power (JETSON) award
•Expanded operational capability with the new Lunar Production and Operations Center at the Houston Spaceport
•Began customer transition for NASA’s five-year $719 million Omnibus Multi-Engineering Services (“OMES”) III contract - revenue expected to begin in December

Houston, TX, November 13, 2023 -- Intuitive Machines, Inc. (Nasdaq: LUNR, “Intuitive Machines,” or the “Company”), a leading space exploration, infrastructure, and services company, today announced its financial results for the third quarter ended September 30, 2023.

Intuitive Machines CEO Steve Altemus said, “During the third quarter, we continued to execute on our operational milestones. Starting with IM-1, we completed the full lander assembly on schedule in September. Assembly and integration continued on IM-2 and IM-3 while we transitioned to the new state of the art Lunar Production and Operations Center at the Houston Spaceport.”

Mr. Altemus continued, “Schedule changes and mission adjustments are a natural consequence of pioneering lunar exploration. We were ready to ship our Nova-C vehicle at the end of September, and now with our agreed upon launch date, we expect to ship in the coming weeks. We will continue to conduct offline confidence testing in our software, propulsion, and ground system until it's time to go, taking full advantage of this extended interval between planned and actual launch dates.”

Operational Highlights

•Began the assembly and integration of the IM-2 mission lander’s primary structure, which includes the engine deck, propellant tanks and spines
•Completed assembly of the rocket-powered drone (Micro Nova), scheduled to fly on our second lunar mission and have now moved into integrated spacecraft testing
•Completed integration of the NASA’s ice mining drill onto the IM-2 mission lander’s primary structure
•Secured more than 87% of the total workforce as of November 2, 2023 for NASA's five-year $719 million Omnibus Multi-Engineering Services ("OMES") III contract
•Started a one-year NASA Tipping Point program to develop a Radioisotope Power System ("RPS") that is intended to enable space systems to survive the frozen lunar night

Third Quarter 2023 Financial and Business Highlights

•Contracted backlog of $135.2 million at quarter-end and does not include NASA's five-year $719 million OMES III contract; task orders and associated backlog expected to begin in Q4
•Third quarter 2023 revenue of $12.7 million, driven primarily by three NASA Commercial Lunar Payload Services (CLPS) initiative contracts within the Company’s lunar access services, compared to $10.3 million in the prior year end
•Third quarter 2023 operating loss of $(23.2) million versus $(11.8) million in the prior year period
•Secured $20 million equity investment from an institutional investor
•Ending cash balance of $40.7 million as of the end of the third quarter
•$3+ billion in upcoming award decisions for the Near Space Network Services (“NSNS”), Lunar Terrain Vehicle (“LTV”), and the next Commercial Lunar Payload Services (“CLPS”) award, among others

Conference Call Information

Intuitive Machines will host a conference call today, November 13, 2023, at 8:30 am Eastern Time to discuss these results. Participants may access the call at 1-877-451-6152, international callers may use 1-201-389-0879, and request to join the Intuitive Machines earnings call. A link to the live webcast of the earnings conference call will be made available on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.
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Following the conference call, participants may access the telephonic replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13742077. A webcast replay will be available through the same link on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the SEC. This includes adjusted EBITDA (“Adjusted EBITDA”).

Adjusted EBITDA is a key performance measure that our management team uses to assess the Company’s operating performance and is calculated as net income (loss) excluding results from non-operating sources including interest income, interest expense, gain on extinguishing of debt, share based compensation, change in fair value instruments, depreciation, and provision for income taxes. Intuitive Machines has included Adjusted EBITDA because we believe it is helpful in highlighting trends in the Company’s operating results and because it is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted EBITDA has limitations as an analytical measure, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies, including companies in Intuitive Machines’ industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

The Company has also included contracted backlog, which is defined as the total estimate of the revenue the Company expects to realize in the future as a result of performing work on awarded contracts, less the amount of revenue the Company has previously recognized. Intuitive Machines monitors its backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of its business and identifying trends over time.

About Intuitive Machines

Intuitive Machines is a diversified space company focused on space exploration. Intuitive Machines supplies space products and services to support sustained robotic and human exploration to the Moon, Mars, and beyond. Intuitive

Machines’ products and services are offered through its four business units: Lunar Access Services, Orbital Services, Lunar Data Services, and Space Products and Infrastructure. For more information, please visit intuitivemachines.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our expectations and plans relating to our first mission to the Moon, including the expected timing of launch for our first mission and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this press release: our reliance upon the efforts of our Board and key personnel to be successful; our limited operating history; our failure to manage our growth effectively; competition from existing or new companies; unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities; failure of the market for commercial spaceflight to achieve the growth potential we expect; any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers; our customer concentration; risks associated with commercial spaceflight, including any accident on launch or during the journey into space; risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; our reliance on a limited number of suppliers for certain materials and supplied components; failure of our products to operate in the expected manner or defects in our products; counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend protest from other bidders for government contracts; failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business; our failure to protect the confidentiality of our trade secrets and know how; our failure to comply with the terms of third-party open source software our systems utilize; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting; the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts; our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations; uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation; our history of losses and failure to achieve profitability and our need for substantial additional capital to fund our operations; the fact that our financial results may fluctuate significantly from quarter to quarter; our holding company status; the risk that our business and operations could be significantly affected if it becomes subject to any securities litigation or stockholder activism; our public securities’ potential liquidity and trading; and other factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the section titled Part I, Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov and the Investors section of our website at www.investors.intuitivemachines.com.

These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:
investors@intuitivemachines.com
For media inquiries:
press@intuitivemachines.com

INTUITIVE MACHINES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$40,652	$25,764
Restricted cash	62	62
Trade accounts receivable, net	2,453	1,302
Contract assets	2,005	6,979
Prepaid and other current assets	3,716	6,885
Total current assets	48,888	40,992
Property and equipment, net	17,503	21,176
Operating lease right-of-use assets	36,575	4,829
Deferred income taxes	7	7
Total assets	$102,973	$67,004
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	9,675	$6,081
Accounts payable - affiliated companies	1,060	442
Current maturities of long-term debt	19,982	16,098
Contract liabilities, current	49,679	56,656
Operating lease liabilities, current	6,249	725
Other current liabilities	14,262	15,178
Total current liabilities	100,907	95,180
Long-term debt, net of current maturities	—	3,863
Contract liabilities, non-current	566	2,188
Operating lease liabilities, non-current	25,782	5,078
Simple Agreements for Future Equity ("SAFE Agreements")	—	18,314
Earn-out liabilities	19,218	—
Warrant liabilities	16,471	—
Other long-term liabilities	4	—
Total liabilities	162,948	124,623
Commitments and contingencies
MEZZANINE EQUITY
Series A preferred stock subject to possible redemption	27,506	—
Redeemable noncontrolling interests	258,733	—
SHAREHOLDERS’ EQUITY (DEFICIT)
Common units	—	1
Class A common stock	2	—
Class B common stock	—	—
Class C common stock	7	—
Treasury Stock	(12,825)	—
Paid-in capital	—	14,967
Accumulated deficit	(333,398)	(72,587)
Total shareholders’ deficit	(346,214)	(57,619)
Total liabilities, mezzanine equity and shareholders’ deficit	$102,973	$67,004

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$12,731	$10,271	$48,960	$47,959
Operating expenses:
Cost of revenue (excluding depreciation)	25,768	17,285	71,375	54,688
Depreciation	329	276	944	783
General and administrative expense (excluding depreciation)	9,853	4,507	27,006	11,004
Total operating expenses	35,950	22,068	99,325	66,475
Operating loss	(23,219)	(11,797)	(50,365)	(18,516)
Other income (expense), net:
Interest expense, net	(228)	(270)	(781)	(523)
Change in fair value of earn-out liabilities	36,036	—	61,066	—
Change in fair value of warrant liabilities	10,259	—	10,259	—
Change in fair value of SAFE Agreements	—	(255)	(2,353)	181
Loss on issuance of securities	(6,729)	—	(6,729)	—
Other income (expense), net	(418)	10	(379)	5
Total other income (expense), net	38,920	(515)	61,083	(337)
Income (loss) before income taxes	15,701	(12,312)	10,718	(18,853)
Income tax (expense) benefit	(605)	380	(292)	25
Net income (loss)	15,096	(11,932)	10,426	(18,828)
Net loss attributable to Intuitive Machines, LLC prior to the Business Combination	—	(11,932)	(5,751)	(18,828)
Net income for the period February 13, 2023 through September 30, 2023	15,096	—	16,177	—
Net loss attributable to redeemable noncontrolling interest	(18,555)	—	(37,635)	—
Net income attributable to the Company	33,651	—	53,812	—
Less: Cumulative preferred dividends	(674)	—	(1,657)	—
Net income attributable to Class A common shareholders	$32,977	$—	$52,155	$—

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$10,426	$(18,828)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	944	783
Recoveries of bad debt expense	(836)	—
Loss on disposal of property and equipment	—	6
Share-based compensation expense	2,748	385
Change in fair value of SAFE Agreements	2,353	(181)
Change in fair value of earn-out liabilities	(61,066)	—
Change in fair value of warrant liabilities	(10,259)	—
Loss on issuance of securities	6,729	—
Other	25	6
Changes in operating assets and liabilities:
Trade accounts receivable, net	(314)	(10,320)
Contract assets	4,974	(12,655)
Prepaid expenses	(1,471)	(3,347)
Other assets, net	539	(103)
Accounts payable	6,995	3,945
Accounts payable – affiliated companies	618	1,726
Contract liabilities – current and long-term	(8,598)	8,034
Other liabilities	23,260	2,191
Net cash used in operating activities	(22,933)	(28,358)
Cash flows from investing activities:
Purchase of property and equipment	(27,668)	(12,150)
Net cash used in investing activities	(27,668)	(12,150)
Cash flows from financing activities:
Proceeds from Business Combination	8,055	—
Proceeds from issuance of Series A Preferred Stock	26,000	—
Transaction costs	(9,371)	—
Proceeds from borrowings	—	16,029
Repayment of loans	—	(108)
Proceeds from issuance of securities	20,000	—
Member distributions	(7,952)	—
Net costs of stock option exercises	(293)	—
Forward purchase agreement termination	12,730	—
Warrants exercised	16,124	—
Investment from non-controlling interests	196	—
SAFE Agreements	—	4,250
Net cash provided by financing activities	65,489	20,171
Net increase (decrease) in cash, cash equivalents and restricted cash	14,888	(20,337)
Cash, cash equivalents and restricted cash at beginning of the period	25,826	29,351
Cash, cash equivalents and restricted cash at end of the period	40,714	9,014
Less: restricted cash	62	62
Cash and cash equivalents at end of the period	$40,652	$8,952

INTUITIVE MACHINES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measure
Adjusted EBITDA
The following table presents a reconciliation of net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$15,096	$(11,932)	$10,426	$(18,828)
Adjusted to exclude the following:
Taxes	605	(380)	292	(25)
Depreciation	329	276	944	783
Interest expense, net	228	270	781	523
Share-based compensation expense	2,541	124	2,748	385
Change in fair value of earn-out liabilities	(36,036)	—	(61,066)	—
Change in fair value of warrant liabilities	(10,259)	—	(10,259)	—
Change in fair value of SAFE Agreements	—	255	2,353	(181)
Loss on issuance of securities	6,729	—	6,729	—
Other income (expense), net	418	(10)	379	(5)
Adjusted EBITDA	$(20,349)	$(11,397)	$(46,673)	$(17,348)
Free Cash Flow
We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.
Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are:
•Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP.
•Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
•Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle.
The following table presents a reconciliation of net cash used in operating activities, the most directly comparable financial measure presented in accordance with GAAP, to free cash flow:

	Nine Months Ended September 30,
(in thousands)	2023	2022
Net cash used in operating activities	(22,933)	(28,358)
Purchases of property and equipment	(27,668)	(12,150)
Free cash flow	(50,601)	(40,508)

Backlog
The following table presents our backlog as of the periods indicated:

(in thousands)	September 30, 2023	December 31, 2022
Backlog	$135,167	$201,946

Backlog decreased by $66.8 million as of September 30, 2023 compared to December 31, 2022, primarily due to continued performance on existing contracts of $49.0 million and decreases related to contract value adjustments of $37.1 million primarily related to certain time and materials and other contracts. The decrease was slightly offset by new awards of $19.3 million to be manifested on the IM-1 and IM-3 missions, in addition to a new award in September 2023 of $9.5 million.